Exhibit 3.21

CERTIFICATE OF FORMATION

OF

GOODMAN II HOLDINGS COMPANY, L.L.C.

This Certificate of Formation of Goodman II Holdings Company, L.L.C. (the “LLC”), dated as of April 23, 2001, has been duly executed and is being filed by Goodman Distributing Company, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Goodman II Holdings Company, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

GOODMAN DISTRIBUTING COMPANY,
Authorized Person

By:	/s/ Ben D. Campbell
Name:	Ben D. Campbell
Title:	Executive Vice President, Secretary and General Counsel
Authorized Person